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                                                                   EXHIBIT 23.1


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-xxxxx) pertaining to the TLC Vision Corporation Amended and Restated Share Option Plan and the TLC Vision Corporation 2004 Employee Share Purchase Plan of our report dated March 12, 2004, with respect to the consolidated financial statements and schedule of TLC Vision Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


St. Louis, Missouri                               /s/ Ernst & Young LLP
June 21, 2004